Exhibit 10.2

JOINDER AGREEMENT

TO THE

REGISTRATION RIGHTS AGREEMENT

OF

TCP INTERNATIONAL HOLDINGS LTD.

June 24, 2014

WHEREAS, on June 24, 2014, Solomon Yan transferred (the “Transfer”) 2,034,789 common shares (the “Shares”) of TCP International Holdings Ltd., a Swiss corporation (the “Company”), to Cherry Plus Limited, BVI, being a company incorporated under the laws of the British Virgin Islands (“Cherry Plus”).

WHEREAS, Cherry Plus is the record owner of the Shares on the date hereof.

WHEREAS, the Transfer constitutes a permitted assignment of Registrable Securities under the terms of the Registration Rights Agreement, dated March 21, 2012, by and among the Company , Ellis Yan, Solomon Yan and The Lillian Yan Irrevocable Trust, which is attached hereto as Exhibit A (the “Registration Rights Agreement”).

NOW, THEREFORE, the parties hereto agree as set forth below:

1. Cherry Plus hereby agrees to be bound by all applicable provisions of the Registration Rights Agreement.

2. Cherry Plus shall hereinafter be treated for all intents and purposes as, and shall be entitled to all of the rights and subject to all of the obligations of, an Investor under the Registration Rights Agreement.

3. This Agreement shall be governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement.

CHERRY PLUS LIMITED

/s/ Solomon Yan

By:	Solomon Yan

Title:	Sole Director

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Acknowledged, Accepted and Agreed:

ELLIS YAN

/s/ Ellis Yan

SOLOMON YAN

/s/ Solomon Yan

THE LILIAN YAN IRREVOCABLE TRUST

By:	/s/ Valarie Campbell

Name:	Valarie Campbell

Title:	Trustee

By:	/s/ Ira Kaplan

Name:	Ira Kaplan

Title:	Trustee

TCP INTERNATIONAL HOLDINGS LTD.

By:	/s/ Ellis Yan

Name:	Ellis Yan

Title:	Chief Executive Officer

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EXHIBIT A

TCP International Holdings Ltd. Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 21, 2012, by and among:

(1) TCP International Holdings Ltd., a company incorporated in Switzerland (the “Company”); and

(2) Ellis Yan, Solomon Yan and The Lillian Yan Irrevocable Stock Trust (each, an “Investor”, and collectively, the “Investors”).

The Investors on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

In consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Interpretation.

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

“Applicable Securities Laws” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in Switzerland, the PRC, or the City of New York.

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Common Shares” means the common shares, CHF $.10 per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of Switzerland, the PRC or any other country, or any court, tribunal or arbitrator, and any self-regulatory organization.

“Holder” means the Investors and transferees as permitted by Section 3.6 holding Registrable Securities.

“IPO” means the Company’s underwritten registered initial public offering of Common Shares.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registrable Securities” means all of the Common Shares owned by the Investors as of the date hereof or hereinafter acquired by the Investors.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including Rule 415 under the Securities Act).

“Securities Act” means the United States Securities Act of 1933, as amended.

“U.S.” means the United States of America.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

2.    Registration Rights.

2.1

(a) Request by Holders. If the Company shall at any time beginning 180 days after the date of the closing of the IPO receive a written request from any Holder that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.1, then the Company shall, within five (5) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.1; provided that, in connection with a demand registration requested pursuant to this Section 2.1, the Company shall use best efforts to cause any registration statement relating thereto to be filed with the Commission within 30 days after such request and the Company shall use best efforts to cause such registration statement to be declared effective by the Commission within 60 days of such request; provided, that the Company shall not be obligated to effect any such registration:

(i)	if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.1 or Section 2.3 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.2, other than a registration from which all or any portion of the Registrable Securities the Holders requested be included in such registration have been excluded in accordance with Section 2.3(b);

(ii)	if such Holders, together with the holders of any other securities of the Company entitled to inclusion in such Registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before payment of any underwriters’ discounts or commissions) of less than U.S. $1,000,000;

(iii)	if in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already qualified to do business or subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)

if the Company shall furnish to the Holder requesting such Registration a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Investor requesting Registration under this Section 2.3, provided that the Company shall not register any of its other securities during such ninety (90) day period; or

(v)	after the Company has effected two (2) such registrations pursuant to this Section 2.1(a), and each such registration has been declared or ordered effective.

(b) Underwriting. If any Holder intends to distribute the Registrable Securities covered by their request made pursuant to Section 2.1(a) by means of an underwriting, then such Holder shall so advise the Company as a part of its request made pursuant to this Section 2.1 and the Company shall include such information in the Request Notice referred to in Section 2.1(a). In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Holder that made the request pursuant to Section 2.1(a) and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the underwriter(s) advise(s) the Company and the Holders participating in such offering in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, and unless all other securities of the Company (including, without limitation, securities proposed to be offered by the Company) are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities and/or other securities so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.2 Piggyback Registrations.

(a) The Company shall notify each Holder in writing at least thirty (30) days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company for cash (including any Registration Statement relating to secondary offerings of securities of the Company, but excluding any Registration Statements filed in connection with the IPO, under Section 2.3 of this Agreement or relating to any employee benefit plan or a corporate reorganization), and shall afford each Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder to the extent provided herein. If a Holder desires to include in any such Registration Statement all or any part of the Registrable Securities held by it, it shall within twenty (20) days after receipt of the above-described notice from the Company so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. If such Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a Registration Statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, then the Company shall so advise each Holder. In such event, the right of any of a Holder’s Registrable Securities to be included in a Registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. If a Holder proposes to distribute its Registrable Securities through such underwriting it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. If the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Common Shares to be underwritten, then the managing underwriter(s) may exclude any or all Common Shares held by the Holder from the Registration and the underwriting. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

(c) No Limit on Number of Piggyback Registrations. There shall be no limit on the number of times the Holder may request Registration of Registrable Securities under this Section 2.2.

2.3 Form F-3 Registration.

(a) In case the Company shall receive from a Holder a written request or requests that the Company effect a Registration on Form F-3 or S-3, as applicable (and any related qualification or compliance) with respect to all or any part of the Registrable Securities owned by such Holder, then the Company shall promptly give written notice of the proposed Registration and such Holder’s request therefor, and any related qualification or compliance, to all other Holders; and, subject to the provisions of Sections 2.3(b) and (c), as soon as practicable but in no later than forty-five (45) days after receipt of the request of such Holder, effect such Registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities of such Holder as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company.

(b) Notwithstanding anything to the contrary provided above, the Company shall not be obligated to effect any such Registration, qualification or compliance pursuant to this Section 2.3:

(i)	if Form F-3 or S-3, as applicable, or similar form, is not available for such offering by the Holders;

(ii)	if such Holders, together with the holders of any other securities of the Company entitled to inclusion in such Registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before payment of any underwriters’ discounts or commissions) of less than US$1,000,000;

(iii)	if the Company shall furnish to the Holder requesting such Registration a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Registration Statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Investor requesting Registration under this Section 2.3, provided that the Company shall not register any of its other securities during such ninety (90) day period; or

(iv)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction and except as may be required by the Securities Act.

(c) Underwriter’s Discretion. If the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of Common Shares to be underwritten, then the managing underwriter(s) may exclude any or all Common Shares held by the Holder from the Registration and the underwriting. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

(d) No Limit on Number of Form F-3 Registrations. There shall be no limit on the number of times the Holder may request Registration of Registrable Securities under this Section 2.3.

2.4 Expenses. All expenses that are applicable to the sale of Registrable Securities pursuant to this Agreement and incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and one counsel for all holders of registration rights relating to any securities of the Company, shall be borne by the Company; provided that (i) each Holder shall bear its own underwriting discounts and commissions applicable to the sale of its Registrable Securities in such Registration and (ii) if one or more Holders engages its or their own counsel, such Holders shall bear the legal fees for any other counsel engaged in connection with such Registration. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating holders shall bear (or reimburse the Company to the extent paid by the Company) such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration).

2.5 Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel for holders of registration rights relating to securities of the Company with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filled with the SEC, subject to such documents being under the Company’s control, and (y) the Company shall notify the counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement to keep such Registration Statement effective for up to the shorter of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, provided that if a Holder has requested that a Registration be for an offering on a continuous basis pursuant to Rule 415 under the Securities Act, then the Company shall keep such Registration Statement effective until the shorter of (i) one hundred and eighty (180) days or (ii) until such time as all Registrable Securities covered by such Registration Statement have been sold, and the Company shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement.

(c) Prospectuses. Furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by a Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service of process in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holders participating in such underwriting shall also enter into and perform its obligations under such an agreement with respect to its securities included in such underwriting; provided that (i) no Holder will be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements specifically regarding such Holder, its rights, title and interest in the Registrable Securities and its intended method of distribution and (ii) no Holder will be required to provide an indemnity in such underwriting agreement that is broader than the provisions in Section 2.7(b) of this Agreement.

(f) Notification. Notify the Holders of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing and the Company shall promptly prepare a supplement or amendment to such prospectus (and, if necessary, a post-effective amendment to the Registration Statement) and furnish to the seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Exchange Listing. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Transfer Agent and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

(i) To use its commercially reasonable efforts to furnish, at the request of the Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a Registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, a copy of (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j) Make available at reasonable times for inspection by any managing underwriter participating in any disposition of such Registrable Securities pursuant to a registration statement, the counsel selected by any managing underwriter (each, an “Inspector” and collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply at reasonable times all information reasonably requested by any such Inspector in connection with such registration statement. No Records shall be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the registration statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. The Seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of its Registrable Securities.

2.7 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a) Indemnification by the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, and each of their respective partners, officers, directors, employees, advisors, agents, any underwriter (as defined in the Securities Act) for such Holder, and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages and liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which such Holder, partner, officer, director, employee, advisor, agent, underwriter or controlling Person may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification or compliance, insofar as such losses, claims, damages or liabilities(or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; or

(iii)	any violation or alleged violation by the Company of the Applicable Securities Law, or any rule or regulation promulgated under the Applicable Securities Law;

and the Company shall reimburse such Holder, partner, officer, director, employee, advisor, agent, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by a Holder or any of their respective partners, officers, directors, employees, advisors, agents, underwriters or controlling Persons or (B) delivery of a prospectus by a Holder who has received notice from the Company that the Registration Statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

(b) Indemnification by the Investors. To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such Registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its employees, advisors, agents and directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which the Company or any such director, officer, legal counsel, controlling Person underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or Violation, in each case to the extent (and only to the extent) that such statement, omission or Violation occurs in sole reliance upon and in conformity with written information furnished by such Holder, or its partners, officers, directors, employees, advisors, agents, underwriters or controlling Persons expressly for use in connection with such Registration:

(i)	untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii)	omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such employee, advisor, agent, director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud or misrepresentation, in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds received by such Holder in such Registration. For the avoidance of doubt, the obligations of the Holders under this Section 2.7(b) are several but not joint.

(c) Notice. Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, as incurred, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 2. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without Registration or pursuant to a Registration on Form F-3 or S-3, as applicable, after such time as a public market exists for the Common Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, (x) to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or S-3, as applicable (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without Registration or pursuant to Form F-3 or S-3, as applicable; and (y) to procure the removal of the legend on the restricted securities of the Company held by such Holder in connection with the resale by such Holder of such securities under Rule 144.

2.9 Termination. The Company shall have no obligations to register any Registrable Securities proposed to be sold by any Holder after the earlier of (a) five (5) years following the closing of the IPO and (b) such time as pursuant to Rule 144 or another similar exemption under the Securities Act such Holder is able to sell all of its Registrable Securities without Registration. In connection with the foregoing, if any Registrable Securities become eligible for sale pursuant to Rule 144(d) or no longer constitute “restricted securities” (as defined under Rule 144(a)), the Company shall, upon the request of a Holder, promptly remove (or authorize the transfer agent to remove) any restrictive legend set forth in the certificates for such Common Shares.

3.	Miscellaneous.

3.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

3.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

3.3 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such party. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

3.4 Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

3.6 Successors and Assigns. The registration rights granted to each Investor under this Agreement may be assigned (but only together with the related obligations) by such Investor to a transferee of Registrable Securities that (i) is an Affiliate of such Investor, (ii) an immediate family member or trust for the benefit of such Investor (or its Affiliate), or (iii) after such transfer, holds at least 30% of the Registrable Securities owned by such Investor as of the date hereof (subject to appropriate adjustments for stock splits, dividends, combinations or the like); provided, however, that (x) the Company is furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred, and (y) such transferee agrees in a written instrument delivered to the Company to be bound by the terms and conditions of this Agreement.

3.7 Entire Agreement; Amendments and Waivers. This Agreement (including any Schedules or Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of both Parties.

3.8 Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9 Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

3.10 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

3.11 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

3.12 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Ellis Yan
Ellis Yan

/s/ Solomon Yan
Solomon Yan

LILLIAN YAN IRREVOCABLE STOCK TRUST

By:	/s/ Ira Kaplan
Ira Kaplan, Trustee

By:	/s/ Valarie Campbell
Valarie Campbell, Trustee

TCP INTERNATIONAL HOLDINGS LTD.

By:	/s/ Ellis Yan
Ellis Yan, Chief Executive Officer